UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2015

  FIRST COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 10, 2015, the Company redeemed the remaining 2,367 shares of its 6.00% Series A Noncumulative Convertible Preferred Stock, $0.01 par value per share (the “Preferred Stock”). The redemption was made in accordance with the Certificate of Designation of 6.00% Series A Noncumulative Convertible Preferred Stock of the Company, dated as of May 20, 2011. The redemption price was $1,000 per share of Preferred Stock plus accrued and unpaid dividends on such Preferred Stock of $3.833333 per share. The total amount that the Company paid in connection with the redemption approximated $2.38 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	March 13, 2015	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer